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                                                                       EXHIBIT 5
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                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                         ATTORNEYS AND COUNSELORS AT LAW
                              41 SOUTH HIGH STREET
                            COLUMBUS, OHIO 43215-6194
                             Telephone: 614-227-2000
                                Fax: 614-227-2100

                                 April 19, 2000

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

         Re:      Acquisition of Empire Banc Corporation

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), with the Securities and Exchange Commission relating to the registration of 6,533,047 shares of Huntington's common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Empire Banc Corporation, a Michigan corporation ("Empire"), with and into Huntington, we advise you as follows:

         We are counsel for Huntington and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated February 4, 2000, between Huntington and Empire, the Amendment to the Agreement and Plan of Merger, dated April 12, 2000, between Huntington and Empire, and the related Supplemental Agreement, dated February 4, 2000, between Huntington and Empire (collectively, the "Merger Documents"), Huntington's Articles of Restatement of Charter, Huntington's Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Documents by the shareholders of Empire;

         (b) upon the approval of the Merger by the appropriate regulatory authorities and the expiration of all applicable waiting periods;

         (c) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

         (d) upon the "Effective Time," as defined in the Merger Documents;

the Stock, when issued and delivered as provided in the Merger Documents in accordance with the resolutions adopted by the Board of Directors of Huntington, will be legally issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP

                                       PORTER, WRIGHT, MORRIS & ARTHUR LLP